Exhibit 99.3

FORM OF SUBSCRIPTION RIGHTS CERTIFICATE

Certificate No.:	Number of Rights:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS, DATED                 , 2006 (THE “PROSPECTUS”), AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM USA RISK GROUP OF VERMONT, INC., THE SUBSCRIPTION AGENT.

AMERINST INSURANCE GROUP, LTD.

ORGANIZED UNDER THE LAWS OF BERMUDA

SUBSCRIPTION RIGHTS CERTIFICATE

EVIDENCING NONTRANSFERABLE SUBSCRIPTION RIGHTS TO PURCHASE

COMMON SHARES

OF AMERINST INSURANCE GROUP, LTD.

SUBSCRIPTION PRICE: $23.33 PER SHARE

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE

5:00 P.M., CHICAGO TIME, ON                 , 2006,

UNLESS EXTENDED OR THE RIGHTS OFFERING IS TERMINATED

Name and Address of Registered Owner:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of subscription rights (“Rights”) set forth above, each of which entitles the owner thereof to subscribe for and purchase, at a subscription price of $23.33 per share (the “Subscription Price”), one common share of AmerInst Insurance Group, Ltd., a holding company organized under the laws of Bermuda (the “Company”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of AmerInst Subscription Rights Certificates and Oversubscription Right Exercise Forms” accompanying this Subscription Rights Certificate (the “Basic Subscription Right”).

In order to be eligible to exercise your oversubscription rights, if any, you must FULLY exercise your Basic Subscription Right, as described in the Prospectus and the “Instructions as to Use of AmerInst Subscription Rights Certificates and Oversubscription Right Exercise Forms” accompanying this Subscription Rights Certificate.

The Rights represented by this Subscription Rights Certificate may be exercised by completing the reverse side hereof and returning the full payment of the Subscription Price for each Right to be purchased pursuant to your Basic Subscription Right, in accordance with the “Instructions as to Use of AmerInst Subscription Rights Certificates and Oversubscription Right Exercise Forms” that accompany this Subscription Rights Certificate.

The Rights evidenced by this Subscription Rights Certificate may not be transferred or sold. The Rights will not be listed for trading on any stock exchange or on the OTC bulletin board.

THE RIGHTS MAY NOT BE EXERCISED UNLESS THE REVERSE SIDE HEREOF IS COMPLETED AND SIGNED.

Dated: , 2006	AMERINST INSURANCE GROUP, LTD.

Stuart H. Grayston President

SECTION 1 – EXERCISE AND SUBSCRIPTION

BASIC SUBSCRIPTION RIGHTS

The undersigned irrevocably exercises Basic Subscription Rights to subscribe for common shares of the Company, as indicated below, on the terms and subject to the conditions specified in the Company’s Prospectus, relating to the offering of such Basic Subscription Rights, receipt of which is hereby acknowledged.

To subscribe for shares pursuant to your Basic Subscription Rights, please complete lines (a) and (b) and sign Section 2 below.

(a)	I hereby subscribe for common shares pursuant to my Basic Subscription Rights.

(b)	Total Subscription Price (total shares subscribed for in line (a), multiplied by the Subscription Price of $23.33 per share): $

METHOD OF PAYMENT (CHECK ONE):

☐	Check or bank draft drawn upon a U.S. bank, or postal, telegraphic, or express money order payable to “USA Risk Group of Vermont, Inc., as Subscription Agent for AmerInst Insurance Group, Ltd.” Please note that funds paid by uncertified personal check may take at least five business days to clear. Accordingly, subscription rights holders who wish to pay the purchase price by means of an uncertified personal check are urged to make payment sufficiently in advance of the expiration date to ensure that such payment is received and clears by the expiration date, and are urged to consider payment by means of a certified or bank check, money order, or wire transfer of immediately available funds.

☐	Wire transfer directed to the account maintained by USA Risk Group of Vermont, Inc., as Subscription Agent for AmerInst Insurance Group, Ltd., for purposes of accepting subscriptions in this Rights Offering, at

[Bank Name]

[ABA #]

[Credit Account #]

[Phone]

We will deliver to you certificates representing the common shares that you purchase as soon as practicable after the expiration date of this Rights Offering. In order to be eligible to exercise your oversubscription rights, if any, you must fully exercise your Basic Subscription Rights, as described in the Prospectus and the “Instructions as to Use of AmerInst Subscription Rights Certificates and Oversubscription Right Exercise Forms” accompanying this Subscription Rights Certificate.

DELIVERY INSTRUCTIONS

Upon completion of this Subscription, please deliver it along with payment to:

For delivery by mail:	USA Risk Group of Vermont, Inc.
P.O. Box 1330
Montpelier, Vermont 05601-1330

By hand delivery or overnight courier:	USA Risk Group of Vermont, Inc.
2386 Airport Road
Barre, Vermont 05641

SECTION 2 – ACKNOWLEDGMENT AND SIGNATURE

This Subscription Rights Certificate Is Not Valid Unless You Sign Below

The undersigned hereby acknowledges receipt of the Prospectus for this Rights Offering and understands that upon delivery of this Subscription Rights Certificate to the Subscription Agent, the undersigned irrevocably subscribes for the number of common shares indicated above on the terms and subject to the conditions of the Prospectus, and may not revoke this Subscription Rights Certificate (but may increase the number of shares for which the oversubscription right is exercised, as set forth in the Prospectus). Under penalties of perjury, the undersigned certifies that the information contained herein is correct.

Subscriber’s Signature:	Date:

IMPORTANT: The signature must correspond with the name as printed on the reverse of this Subscription Rights Certificate in every particular, without any alteration or change whatsoever.

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation, or other individual acting in a fiduciary or representative capacity, please provide the following information (please print). (See the Instructions included with this Subscription Rights Certificate).

Name:	Capacity:
Address:	Phone:
Soc. Sec. # or Tax ID #: